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Exhibit 23.1










                           Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-92724) pertaining to the 1993 Stock Option Plan of Louis Dreyfus Natural Gas Corp. of our report dated January 31, 1997, except for the second paragraph of Note 13, as to which the date is March 10, 1997, included in the Annual Report on Form 10-K of Louis Dreyfus Natural Gas Corp. for the year ended December 31, 1996, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

                                              ERNST & YOUNG LLP

Oklahoma City, Oklahoma
March 14, 1997